Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097 NEWS RELEASE

For media information:	For investor information:

Mike O’Sullivan	Gregg Swearingen
(937) 242-4786	(937) 242-4600
mike.osullivan@teradata.com	gregg.swearingen@teradata.com

For Release on February 7, 2013

Teradata Reports 2012 Fourth Quarter and Full-Year Results

•	Revenue increased 10 percent in the fourth quarter, 11 percent in constant currency(1)

•	For the full-year, revenue increased 13 percent, 15 percent in constant currency(1)

•	Non-GAAP operating margin increased 100 basis points in the fourth quarter, 200 basis points for the year(2)

•	GAAP EPS of $0.66 in the quarter, $2.44 for the full-year period

•	Non-GAAP EPS of $0.79 in the quarter, up 20 percent from the fourth quarter of 2011(2)

•	Full-year Non-GAAP EPS was $2.85, an increase of 23 percent from full-year 2011(2)

ATLANTA – Teradata Corporation (NYSE: TDC) today reported revenue of $740 million for the quarter ended December 31, 2012, an increase of 10 percent from $673 million in the fourth quarter of 2011. Revenue in the fourth quarter increased 11 percent when compared in constant currency.(1) For the full-year 2012, revenue was $2.665 billion, a 13 percent increase from $2.362 billion in 2011. In constant currency, revenue increased 15 percent for the full-year comparison.(1)

Gross margin was 55.4 percent, as reported under U.S. Generally Accepted Accounting Principles (GAAP), versus 55.6 percent in the fourth quarter of 2011. On a non-GAAP basis, excluding stock-based compensation expense and the other special items described in footnote #2, gross margin was 56.4 percent, also about the same as the 56.5 percent gross margin in the fourth quarter of 2011.(2) Gross margin for full year 2012 was 55.9 percent, versus 54.7 percent in 2011. On a non-GAAP basis, excluding special items described in footnote #2, 2012 full-year non-GAAP gross margin was 56.9 percent, a 100 basis point improvement from 55.9 percent for the full-year 2011.(2) The increase in non-GAAP gross margin for the full year resulted from improved product margins and a greater portion of product revenue.

Stock-based compensation expense and other special items reduced Teradata’s fourth quarter net income by $23 million (or 13 cents of EPS) and 2012 full-year net income by $70 million (or 41 cents of EPS) as reported under GAAP.(2)

Teradata reported fourth quarter GAAP net income of $112 million, or $0.66 per diluted share, which compared to GAAP net income of $98 million, or $0.57 per diluted share, in the fourth quarter of 2011. For the full year 2012, Teradata reported GAAP net income of $419 million, or

$2.44 per diluted share, which compared to GAAP net income of $353 million, or $2.05 per diluted share, for the full year 2011. Excluding stock-based compensation expense and the other special items detailed in footnote #2, non-GAAP net income in the fourth quarter of 2012 was $135 million, or $0.79 per diluted share, versus $113 million, or $0.66 per diluted share in the fourth quarter of 2011.(2) Full-year non-GAAP net income was $489 million, or $2.85 per diluted share in 2012, compared to $399 million, or $2.32 per diluted share in 2011.(2)

“Teradata finished 2012 with a solid fourth quarter performance, resulting in 15 percent constant currency revenue growth and 23 percent non-GAAP earnings per share growth for the full year,” said Mike Koehler, president and chief executive officer, Teradata Corporation. “The strength of our technology and the expertise of our people will continue to position Teradata as the trusted partner to the world’s data-driven companies with our market-leading analytics and integrated marketing solutions.”

Regional Revenue Performance

(in millions)

	For the Three Months Ended December 31
	2012	2011	% Chg. as Reported	% Chg. in Constant Currency(1)
By segment/region
Americas region	$449	$415	8%	9%
EMEA region	176	145	21%	24%
APJ region	115	113	2%	2%

Total revenue	$740	$673	10%	11%

	For the Twelve Months Ended December 31
	2012	2011	% Chg. as Reported	% Chg. in Constant Currency(1)
By segment/region
Americas region	$1,619	$1,436	13%	13%
EMEA region	636	548	16%	23%
APJ region	410	378	8%	9%

Total revenue	$2,665	$2,362	13%	15%

Operating Income

Fourth quarter operating income of $150 million increased from $133 million reported in the fourth quarter of 2011. On a non-GAAP basis, operating income of $177 million increased $22 million from the fourth quarter of 2011.(2) Full-year operating income was $580 million in 2012, versus $456 million in 2011. On a non-GAAP basis, full-year operating income was $678 million, a 22 percent increase from $557 million in 2011.(2) For both the fourth quarter and full-year 2012, higher revenue as well as favorable product margins more than offset the increased investment in direct sales resources.

Cash Flow

During the fourth quarter of 2012, Teradata generated $124 million of cash from operating activities, compared to $126 million in the prior-year period. An increase in accounts receivable was offset by other working capital items. Teradata generated $85 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(3) in the fourth quarter of 2012, versus $103 million in the same period in 2011. Since cash provided by operating activities in the fourth quarter was about the same as that generated in the prior year period, the decline in free cash flow was due to increased investments in property and equipment, and capitalized software development expenses.

For the full year, Teradata generated $575 million of cash from operating activities, versus $513 million generated in 2011. Teradata’s free cash flow for the full year was $427 million, a $24 million increase from $403 million generated in 2011.

	For the Periods Ended December 31
	(in millions)
	Three Months		Twelve Months
	2012	2011	2012	2011
Net Income (GAAP)	$112	$98	$419	$353

Cash provided by operating activities (GAAP)	$124	$126	$575	$513

Less capital expenditures for:
Expenditures for property and equipment	(18)	(11)	(67)	(42)
Additions to capitalized software	(21)	(12)	(81)	(68)

Total capital expenditures	(39)	(23)	(148)	(110)

Free Cash Flow (non-GAAP measure)(3)	$85	$103	$427	$403

Balance Sheet

Teradata ended 2012 with $729 million in cash, a $180 million decrease from September 30, 2012, and a $43 million decrease from December 31, 2011. During the quarter, Teradata purchased 3.9 million shares of its stock for $241 million. During 2012, Teradata purchased a total of 4.5 million shares of its stock for $280 million, and used approximately $270 million of cash for acquisitions and equity investments.

As of December 31, 2012, Teradata had total debt of $289 million outstanding under a term loan. Additionally, Teradata has $300 million available through a pre-arranged credit facility; however, no funds were drawn from the credit facility.

2013 Outlook

In 2013, Teradata expects revenue to increase approximately 6 to 10 percent from the $2.665 billion of revenue reported in 2012. Based on currency rates on January 31, 2013, Teradata does not anticipate that currency translation will have a meaningful impact on the year-over-year revenue comparison in 2013.

GAAP earnings per share in 2013 is expected to be in the $2.64 to $2.79 range. Excluding stock-based compensation expense and other special items, non-GAAP earnings per share for 2013 is expected to be in the $3.05 to $3.20 range.(2)

2012 Fourth Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s fourth quarter 2012 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s leading analytic data solutions company, focused on integrated data warehousing, big data analytics, and business applications. Teradata’s innovative products and services deliver data integration and business insight to empower organizations to make the best decisions possible for competitive advantage. Visit teradata.com for details.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at www.teradata.com/investor, which is used to determine revenue on a constant currency basis.

	For the Three Months Ended December 31				For the Twelve Months Ended December 31
	(in millions)				(in millions)
	2012	2011	% Chg As Rpt’d	% Chg CC	2012	2011	% Chg As Rpt’d	% Chg CC
Revenue
Products (software/hardware)	$362	$331	9%	10%	$1,297	$1,122	16%	17%

Consulting services	224	197	14%	15%	776	695	12%	14%
Maintenance services	154	145	6%	7%	592	545	9%	10%

Total services	378	342	11%	11%	1,368	1,240	10%	12%

Total revenue	$740	$673	10%	11%	$2,665	$2,362	13%	15%

	For the Three Months Ended December 31 (in millions)				For the Twelve Months Ended December 31 (in millions)
	2012	2011	% Chg As Rpt’d	% Chg CC	2012	2011	% Chg As Rpt’d	% Chg CC
By segment/region
Americas region	$449	$415	8%	9%	$1,619	$1,436	13%	13%
EMEA region	176	145	21%	24%	636	548	16%	23%
APJ region	115	113	2%	2%	410	378	8%	9%

Total revenue	$740	$673	10%	11%	$2,665	$2,362	13%	15%

2.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Special items included in Teradata’s fourth quarter GAAP operating income results as reported in this release included $12 million of stock-based compensation expense; $10 million of amortization of acquisition-related intangible assets; and $5 million of acquisition transaction and integration expenses. For the full year, special items included in Teradata’s GAAP operating income included $43 million of stock-based compensation expense; $36 million of amortization of acquisition-related intangible assets; $17 million of acquisition transaction and integration expenses; and $2 million of acquisition-related purchase accounting adjustments.

Special items included in Teradata’s fourth quarter and full-year 2012 non-GAAP net income as reported in this release included $4 million of income tax benefit related to the 2012 U.S. Research & Development tax credit. This benefit was excluded from the GAAP net income results in the fourth quarter and full-year 2012 results due to the American Taxpayer Relief Act of 2012 not being enacted until 2013.

The following tables reconcile Teradata’s actual and projected results and EPS, under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

(a) Gross Margin Reconciliation of GAAP to Non-GAAP Measures

	For the Three Months Ended December 31 (in millions)			For the Twelve Months Ended December 31 (in millions)
			%			%
	2012	2011	chg	2012	2011	chg
Gross Margin (GAAP)	$410	$374	10%	$1,491	$1,293	15%
% of Revenue (GAAP)	55.4%	55.6%		55.9%	54.7%

Excluding:
Stock-based compensation expense	1	1		4	4
Purchase accounting adjustments	—	2		2	17
Amortization of acquisition-related intangible assets	6	3		22	14
Transaction, integration and reorganization related costs	1	2		2	4

Adjusted Gross Margin (non-GAAP)	$418	$382	9%	$1,521	$1,332	14%

% of Revenue (non-GAAP)	56.4%	56.5%		56.9%	55.9%

(b) Operating Income Reconciliation of GAAP to Non-GAAP Measures

	For the Three Months Ended December 31 (in millions)			For the Twelve Months Ended December 31 (in millions)
			%			%
	2012	2011	chg	2012	2011	chg
Operating Income (GAAP)	$150	$133	13%	$580	$456	27%
% of Revenue (GAAP)	20.3%	19.8%		21.8%	19.3%

Excluding:
Stock-based compensation expense	12	10		43	35
Purchase accounting adjustments	—	2		2	17
Amortization of acquisition-related intangible assets	10	6		36	24
Transaction, integration and reorganization related costs	5	4		17	25

Adjusted Operating Income (non-GAAP)	$177	$155	14%	$678	$557	22%

% of Revenue (non-GAAP)	23.9%	22.9%		25.4%	23.4%

(c) Net Income Reconciliation of GAAP to Non-GAAP Measures

	For the Three Months Ended December 31 (in millions)			For the Twelve Months Ended December 31 (in millions)
			%			%
	2012	2011	chg	2012	2011	chg
Net Income (GAAP)	$112	$98	14%	$419	$353	19%
% of Revenue (GAAP)	15.1%	14.6%		15.7%	14.9%

Excluding:
Gain from equity investments	—	—		—	(22)
Stock-based compensation expense	10	6		29	22
Purchase accounting adjustments	—	1		1	11
Amortization of acquisition-related intangible assets	6	3		23	15
Transaction, integration and reorganization related costs	3	5		13	20
R&D tax credit for 2012, enacted in 2013	4	—		4	—

Adjusted Net Income (non-GAAP)	$135	$113	19%	$489	$399	23%

% of Revenue (non-GAAP)	18.2%	16.7%		18.3%	16.7%

(d) Earnings Per Share Reconciliation of GAAP to Non-GAAP Measures

	For the periods ended December 31
	Three Months		Twelve Months		2013
	2012	2011	2012	2011	Guidance
Diluted Earnings Per Share (GAAP)	$0.66	$0.57	$2.44	$2.05	$2.64 - $2.79
Excluding:
Gain from equity investments	—	—	—	($0.13)
Stock-based compensation expense	$0.06	$0.04	$0.17	$0.13	$0.22
Purchase accounting adjustments	—	—	$0.01	$0.06	—
Amortization of acquisition-related intangible assets	$0.03	$0.02	$0.13	$0.09	$0.16
Transaction, integration and reorganization related costs	$0.02	$0.03	$0.08	$0.12	$0.05
2012 R&D Tax Credit, enacted in 2013	$0.02	—	$0.02	—	($0.02)

Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.79	$0.66	$2.85	$2.32	$3.05 - $3.20

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended December 31
	Three Months			Twelve Months
	2012	2011	% Chg	2012	2011	% Chg
Revenue

Products	$362	$331	9%	$1,297	$1,122	16%
Services	378	342	11%	1,368	1,240	10%

Total revenue	740	673	10%	2,665	2,362	13%

Product gross margin	243	221		881	741
% of Revenue	67.1%	66.8%		67.9%	66.0%
Services gross margin	167	153		610	552
% of Revenue	44.2%	44.7%		44.6%	44.5%

Total gross margin	410	374		1,491	1,293
% of Revenue	55.4%	55.6%		55.9%	54.7%

Selling, general and administrative expenses	210	185		728	663
Research and development expenses	50	56		183	174

Income from operations	150	133		580	456
% of Revenue	20.3%	19.8%		21.8%	19.3%

Other (expense) income, net	(1)	—		(2)	25

Income before income taxes	149	133		578	481
% of Revenue	20.1%	19.8%		21.7%	20.4%

Income tax expense	37	35		159	128

% Tax rate	24.8%	26.3%		27.5%	26.6%

Net income	$112	$98		$419	$353

% of Revenue	15.1%	14.6%		15.7%	14.9%

Net income per common share
Basic	$0.67	$0.59		$2.49	$2.10
Diluted	$0.66	$0.57		$2.44	$2.05

Weighted average common shares outstanding
Basic	167.4	167.4		168.2	168.1
Diluted	170.7	171.3		171.7	171.9

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	December 31,	September 30,	December 31,
	2012	2012	2011
Assets

Current assets
Cash and cash equivalents	$729	$909	$772
Accounts receivable, net	668	524	494
Inventories	47	41	61
Other current assets	90	79	85

Total current assets	1,534	1,553	1,412

Property and equipment, net	150	143	120
Capitalized software, net	173	162	140
Goodwill	932	933	742
Acquired intangible assets	186	193	163
Deferred income taxes	29	34	28
Other assets	62	33	11

Total assets	$3,066	$3,051	$2,616

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$141	$107	$97
Payroll and benefits liabilities	158	136	169
Deferred revenue	375	352	339
Other current liabilities	132	99	90

Total current liabilities	806	694	695

Long-term debt	274	278	290
Pension and other postemployment plan liabilities	73	80	77
Long-term deferred revenue	30	30	24
Other liabilities	104	91	36

Total liabilities	1,287	1,173	1,122

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	898	875	765
Treasury Stock	(806)	(565)	(526)
Retained earnings	1,656	1,544	1,237
Accumulated other comprehensive income	29	22	16

Total stockholders’ equity	1,779	1,878	1,494

Total liabilities and stockholders’ equity	$3,066	$3,051	$2,616

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended December 31
	Three Months		Twelve Months
	2012	2011	2012	2011
Operating activities
Net income	$112	$98	$419	$353
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33	28	126	102
Stock-based compensation expense	12	10	43	35
Excess tax benefit from stock-based compensation	(4)	(4)	(37)	(14)
Deferred income taxes	49	40	77	71
Gain on investments	—	—	—	(28)
Changes in assets and liabilities:
Receivables	(145)	(53)	(165)	(65)
Inventories	(7)	3	14	3
Current payables and accrued expenses	82	28	105	28
Deferred revenue	23	(12)	42	45
Other assets and liabilities	(31)	(12)	(49)	(17)

Net cash provided by operating activities	124	126	575	513

Investing activities
Expenditures for property and equipment	(18)	(11)	(67)	(42)
Additions to capitalized software	(21)	(12)	(81)	(68)
Business acquisitions and other investing activities, net	(35)	—	(274)	(722)

Net cash used in investing activities	(74)	(23)	(422)	(832)

Financing activities
Repurchases of common stock	(238)	(32)	(277)	(127)
Proceeds from long-term borrowings	—	—	—	600
Repayments of long-term borrowings	(3)	—	(11)	(300)
Excess tax benefit from stock-based compensation	4	4	37	14
Other financing activities, net	7	6	55	25

Net cash (used in) provided by financing activities	(230)	(22)	(196)	212

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(4)

(Decrease) Increase in cash and cash equivalents	(180)	81	(43)	(111)
Cash and cash equivalents at beginning of period	909	691	772	883

Cash and cash equivalents at end of period	$729	$772	$729	$772

Schedule D

.

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended December 31
	Three Months				Twelve Months
	2012	2011	% Change As Reported	% Change Constant Currency	2012	2011	% Change As Reported	% Change Constant Currency
Segment Revenue
Americas	$449	$415	8%	9%	$1,619	$1,436	13%	13%
EMEA	176	145	21%	24%	636	548	16%	23%
APJ	115	113	2%	2%	410	378	8%	9%

Total revenue	740	673	10%	11%	2,665	2,362	13%	15%

Segment gross margin
Americas	264	245			967	837
% of Revenue	58.8%	59.0%			59.7%	58.3%
EMEA	91	73			331	281
% of Revenue	51.7%	50.3%			52.0%	51.3%
APJ	55	56			193	175
% of Revenue	47.8%	49.6%			47.1%	46.3%

Total gross margin	410	374			1,491	1,293
% of Revenue	55.4%	55.6%			55.9%	54.7%
Selling, general and administrative expenses	210	185			728	663
Research and development expenses	50	56			183	174

Income from operations	$150	$133			$580	$456

% of Revenue	20.3%	19.8%			21.8%	19.3%